UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
March 5, 2018

Cabot Microelectronics Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-30205	36-4324765
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

870 North Commons Drive, Aurora, Illinois	60504
(Address of principal executive offices)	(Zip Code)

(630) 375-6631
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company                    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01 Regulation FD Disclosure.

On March 6, 2018, Cabot Microelectronics Corporation (the "Company") will hold its annual meeting of stockholders ("Annual Meeting").  At the Annual Meeting, the Company intends to provide updated information regarding certain aspects of its business for fiscal year 2018.  This additional information will be included in the script of the Annual Meeting, which will be available following the Annual Meeting in the "Events and Presentations" area of the "Investor Relations" section of the Company's website, www.cabotcmp.com. Conference call in information for the Annual Meeting is included in the press release referenced below.

This information is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.
On March 5, 2018, the Company issued a press release announcing that its Board of Directors has declared a quarterly cash dividend of $0.40 per share on the Company's common stock, representing a 100 percent increase over the prior regular quarterly cash dividend paid of $0.20 per share. The dividend will be payable on or about April 30, 2018 to shareholders of record at the close of business on March 23, 2018. The $0.40 dividend would represent an annualized rate of $1.60 per share. In addition, the Company announced its intention to distribute at least 50 percent of prior fiscal year free cash flow to shareholders on an ongoing basis through a combination of cash dividends and share repurchases.  The declaration and payment of future dividends, share repurchases, and capital distribution plans are subject to the discretion and determination of the Company's Board of Directors and management, based on a variety of factors, and the programs may be suspended, terminated or modified at any time for any reason.

Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description
99.1
Press release, dated March 5, 2018, entitled "Cabot Microelectronics Corporation Doubles Quarterly Cash Dividend and Announces Intention to Distribute At Least 50 Percent of Annual Free Cash Flow to Shareholders."

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABOT MICROELECTRONICS CORPORATION
[Registrant]

Date: March 5, 2018	By:	/s/ SCOTT D. BEAMER
Scott D. Beamer
Vice President and Chief Financial Officer
[Principal Financial Officer]

 EXHIBIT INDEX

Exhibit No.	Description
99.1
Press release, dated March 5, 2018, entitled "Cabot Microelectronics Corporation Doubles Quarterly Cash Dividend and Announces Intention to Distribute At Least 50 Percent of Annual Free Cash Flow to Shareholders."